                                                                   EXHIBIT 10.14
                                                                   -------------

                           SHARE PURCHASE AGREEMENT


                                     among



                     E.I. DU PONT DE NEMOURS AND COMPANY,


                            DU PONT ENERGY COMPANY,


                             RHEINBRAUN A.G., and


                              CONSOL ENERGY INC.



                           Dated September 17, 1998

          SHARE PURCHASE AGREEMENT dated as of September 14, 1998, among E.I. DU PONT DE NEMOURS AND COMPANY ("Du Pont"), a Delaware corporation, DU PONT ENERGY COMPANY ("DEC"), a Delaware corporation, RHEINBRAUN A.G. ("Rheinbraun"), a corporation organized under the laws of the Federal Republic of Germany, and CONSOL ENERGY INC. ("CEI"), a Delaware corporation.

          WHEREAS, DEC is a wholly-owned subsidiary of Du Pont and owns 50,000 Class A shares of Consol Energy Inc., a Delaware Corporation ("CEI"), constituting 50% of the issued and outstanding shares of common stock of CEI (the "Class A Shares");

          WHEREAS, Rheinbraun (and an affiliate of Rheinbraun) owns 50,000 Class B shares of CEI, constituting 50% of the issued and outstanding shares of common stock of CEI; and

          WHEREAS, DEC desires to sell, and Du Pont intends to cause DEC to sell, 47,000 of the Class A Shares to CEI, which CEI has elected to purchase pursuant to the Option Agreement (as hereinafter defined);

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements herein contained, the parties hereto agree as follows:

                               TABLE OF CONTENTS

                                                                                    PAGE
ARTICLE I - DEFINITIONS.............................................................   2

ARTICLE II - PURCHASE OF SHARES; CONTROL OF CEI......................................  5
     2.1   Shares to be Purchased....................................................  5
           ----------------------
     2.2   Method of Payment.........................................................  5
           -----------------
     2.4.  Effective Date............................................................  5
           --------------

ARTICLE III - THE CLOSING............................................................  6

ARTICLE IV - REPRESENTATIONS OF DU PONT..............................................  6
     4.1   Organization, Standing and Power..........................................  6
           --------------------------------
     4.2   Ownership of Class A Shares...............................................  6
           ---------------------------
     4.3   Authority; Non-contravention..............................................  7
           ----------------------------
     4.4   Brokers...................................................................  9
           -------

ARTICLE V - REPRESENTATIONS OF CEI...................................................  9
     5.1   Organization and Corporate Power..........................................  9
           --------------------------------
     5.2   Authority; Non-contravention..............................................  9
           ----------------------------
     5.3   Securities Laws........................................................... 11
           ---------------
     5.4   Brokers................................................................... 11
           -------

ARTICLE VI - GOVERNMENT FILINGS...................................................... 11


ARTICLE VII - CONDITIONS TO OBLIGATIONS OF RHEINBRAUN................................ 12
     7.1   Obligations Performed..................................................... 12
           ---------------------
     7.2   Representations True...................................................... 13
           --------------------
     7.3   Opinions of Counsel....................................................... 13
           -------------------
     7.4   Authorization............................................................. 13
           -------------
     7.5   All Proceedings Satisfactory.............................................. 14
           ----------------------------
     7.6   Injunctions............................................................... 14
           -----------
     7.7   No Governmental Prohibitions.............................................. 14
           ----------------------------
     7.8   Governmental Approvals.................................................... 15
           ----------------------
     7.9   Casualty and Changes...................................................... 17
           --------------------

ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF DU PONT.................................. 18
     8.1   Obligations Performed..................................................... 18
           ---------------------
     8.2   Representations True...................................................... 18
           --------------------
     8.3   Opinions of Counsel....................................................... 18
           -------------------
     8.4   Authorization............................................................. 19
           -------------
     8.5   All Proceedings Satisfactory.............................................. 19
           ----------------------------

     8.6   Injunctions............................................................... 19
           -----------
     8.7   No Governmental Prohibitions.............................................. 19
           ----------------------------
     8.8   Governmental Approvals.................................................... 20
           ----------------------
     8.9   Rheinbraun Counter-Guaranty............................................... 21
           ---------------------------

ARTICLE IX - INDEMNIFICATION......................................................... 22
     9.1   Indemnification by Du Pont................................................ 22
           --------------------------
     9.2   Rules of Construction..................................................... 25
           ---------------------
     9.3   Notice of Claim for Indemnification....................................... 25
           -----------------------------------
     9.4   Indemnity Notice Periods.................................................. 26
           ------------------------
     9.5   Exclusive Remedies........................................................ 28
           ------------------
     9.6   Coexistence of SEA Agreement.............................................. 28
           ----------------------------
     9.7   Knowledge of Claims....................................................... 29
           -------------------
     9.8   Notice to Du Pont of Common Loss Settlements.............................. 29
           --------------------------------------------

ARTICLE X - TERMINATION.............................................................. 30

ARTICLE XI - EXPENSES................................................................ 30

ARTICLE XII - ASSIGNMENT............................................................. 31

ARTICLE XIII- SURVIVAL OF CONDITIONS, WARRANTIES, ETC................................ 31


ARTICLE XIV - NOTICES................................................................ 31

ARTICLE XV - MISCELLANEOUS........................................................... 33
     15.1  Entire Agreement.......................................................... 33
           ----------------
     15.2  Counterparts.............................................................. 33
           ------------
     15.3  Partial Invalidity........................................................ 33
           ------------------
     15.4  Interpretation............................................................ 33
           --------------
     15.5  Amendments, Waivers and Consents.......................................... 34
           --------------------------------
     15.6  Publicity................................................................. 34
           ---------
     15.7  Further Assurances........................................................ 35
           ------------------

ARTICLE XVI - GOVERNING LAW; ARBITRATION............................................. 35
     16.1  Governing Law............................................................. 35
           -------------
     16.2  Arbitration............................................................... 35
           -----------

                                   ARTICLE I

                                 DEFINITIONS

          As used in this Agreement, the following terms have the meanings indicated:

          "CLASS A SHARES" means all of the authorized, issued, and outstanding shares of Class A Common stock of CEI, $1.00 par value each.

          "CLOSING" means the closing specified in Article III of this Agreement.

          "CLOSING DATE" means the date of the Closing specified in Article III of this Agreement.

          "COAL GROUP" means CEI and its Subsidiaries, and a "member of the Coal Group" shall be any one of CEI or such Subsidiaries.

          "DU PONT LIABILITY" shall mean any Loss incurred by Du Pont or DEC other than a reduction in the value of the Coal Group by reason of a Loss incurred by the Coal Group.

          "ENVIRONMENTAL LAWS" shall mean all applicable federal, state, regional and local laws, statutes, ordinances, judgments, rulings, and regulations relating to any matters of pollution, protection of the environment (including, without limitation, any matters relating to land subsidence or reclamation) or environmental regulation or control.

          "HAZARDOUS ITEMS" shall mean anything included within the definition of "hazardous waste" under the Resource Conservation and Recovery Act, 42 U.S.C.
(S) 6901 et seq. and the
regulations promulgated thereunder, and each of the following: polychlorinated biphenyls, petroleum and petroleum products or derivatives, asbestos and radioactive materials.

          "LOSS" shall mean any and all liability, loss, damage or deficiency and any costs or expenses incident thereto (including accounting and legal fees and expenses).

          "OPTION AGREEMENT" shall mean the Option (Class A Shares) Agreement dated as of September __, 1998, among Du Pont, DEC, Rheinbraun, and CEI.

          "PRE-CLOSING COAL GROUP LITIGATION" means (i) all judicial, administrative or arbitral actions, claims, suits, proceedings or investigations pending as of the Closing Date against any member of the Coal Group (other than any such actions, claims, suits, proceedings or investigations under statutorily mandated state worker's compensation laws or state and federal occupational disease laws), and (ii) to the knowledge of Du Pont, all such actions, claims, suits, proceedings or investigations threatened against any member of the Coal Group in which there has been asserted a claim for more than One Million Dollars ($1,000,000) or a claim for monetary damages in an unspecified amount in which, although no claim for monetary damages has yet been made, such claim would reasonably be expected to be for more than One Million Dollars ($1,000,000). The term "to the knowledge of Du Pont" means matters known to any officer or director of Du Pont, DEC, and any member of the Coal Group (excluding those directors of a member of the Coal Group nominated exclusively by

Rheinbraun) or that should have been known to such officers and directors in the ordinary course of fulfilling their duties.

          "RHEINBRAUN LIABILITY" shall mean any Loss incurred by Rheinbraun, other than a reduction in the value of the Coal Group by reason of a Loss incurred by the Coal Group, to which Rheinbraun succeeds or which Rheinbraun incurs as a result of the sale by DEC of 47,000 Class A Shares pursuant to this Agreement.

          "SEA AGREEMENT" means the Share Exchange and Acquisition Agreement among Du Pont, DEC, Rheinbraun, and others dated December 6, 1991, as amended.

          "SHAREHOLDERS' AGREEMENT" means the Shareholders' Agreement among Du Pont, DEC, Rheinbraun, and others dated December 6, 1991, as amended.

          "SHAREHOLDERS AMENDATORY AGREEMENT" means Amendatory Agreement No. 3 dated as of October 1, 1997, as amended, among Du Pont, DEC, Rheinbraun, an affiliate of Rheinbraun, and CEI, amending the Shareholders' Agreement.

          "SUBSIDIARY" means, with respect to another person, a corporation, partnership, trust, or other legal entity controlled by such other person, directly or indirectly. An entity shall be deemed subject to the control of another person when such person, directly or indirectly, has the power to direct or cause the direction of the management and policies of such entity.

          "TAXES" means the taxes specified in section 9.1(d).

                                  ARTICLE II

                      PURCHASE OF SHARES; CONTROL OF CEI

          2.1  Shares to be Purchased. Subject to the terms and conditions of
               ----------------------
this Agreement, CEI shall at the Closing pay to DEC $500 Million (Five Hundred Million Dollars) for 47,000 Class A Shares, and, in consideration of such payment, Du Pont shall cause DEC at the Closing to sell and transfer to CEI (or nominee of CEI), and DEC shall sell and transfer to CEI (or nominee of CEI), all of DEC's right, title, and interest in 47,000 Class A Shares. Certificates representing all such Class A Shares shall be duly endorsed for transfer or accompanied by duly executed transfer forms. CEI shall deliver to DEC at the Closing a new share certificate representing the remaining 3,000 Class A Shares owned by DEC.

          2.2  Method of Payment. Subject to the terms and conditions of this
               -----------------
Agreement, the payment to be made to DEC pursuant to section 2.1 shall be effected by the transfer (by wire transfer or intrabank transfer) of immediately available funds to such bank account as DEC shall designate by written notice to CEI not less than ten (10) days prior to the date when due.

          2.3. Effective Date. This Agreement shall come into force when CEI
               --------------
shall give written notice of exercise of the option granted by the Option Agreement in accordance with its terms.

                                  ARTICLE III

                                  THE CLOSING

          Subject to the terms and conditions of this Agreement, the Closing of the transaction described in section 2.1 shall take place at 10:00 a.m. on the tenth business day following the fulfillment or waiver of the conditions stated in Articles VII and VIII of this Agreement, which shall be the "Closing Date," at the offices of BT Wolfensohn, a Division of BT Securities Corporation, 130 Liberty Street, New York, New York, or at such other date or place as may be mutually agreed upon in writing by the parties.


                                  ARTICLE IV

                          REPRESENTATIONS OF DU PONT

          Du Pont represents and warrants to CEI as follows:

          4.1  Organization, Standing and Power. Each of Du Pont and DEC is a
               --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as currently conducted.

          4.2  Ownership of Class A Shares. DEC is the record and beneficial
               ---------------------------
owner of all of the Class A Shares, free and clear of any lien, claim, charge or encumbrance of any kind (other than such restrictions as may be imposed by the Shareholders Agreement and the Option Agreement). All the Class A Shares have been duly authorized and validly issued, and are fully paid and nonassessable. Except as provided in this Agreement, or by federal or state securities laws, or as may be provided by the Shareholders Agreement or the Option Agreement, the Class A Shares are not subject to any restrictions, contractual or otherwise, relating to their disposition, nor to any right or obligation of CEI or any other person to purchase them. Upon delivery of, and payment for, the Class A Shares at the Closing as provided in this Agreement, CEI will acquire good and valid title to 47,000 Class A Shares, free and clear of any lien, claim, charge or encumbrance of any kind.

          4.3  Authority; Non-contravention.
               ----------------------------

               (a) Du Pont has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of, and the performance of its obligations under, this Agreement have been duly authorized by all necessary corporate action of Du Pont. Du Pont has duly executed and delivered this Agreement, and this Agreement is the legal, valid, and binding obligation of Du Pont, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws generally applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity.

               (b) DEC has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. DEC has taken all necessary corporate action duly to authorize the execution and delivery of, and the performance of its obligations under, this Agreement. The sale of Class A Shares by DEC as provided herein has been duly authorized by all necessary corporate action of DEC, DEC has duly executed and delivered this Agreement, and this Agreement are its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws generally applicable to creditors' rights and remedies and the exercise of judicial discretion in accordance with general principles of equity.

               (c) The execution and delivery by Du Pont and DEC of this Agreement do not, and the performance by each of Du Pont and DEC of their respective obligations under this Agreement and the consummation of the transactions contemplated hereunder will not, violate, conflict with, or result (with or without the giving of notice or the lapse of time or both) in the breach or termination of, or default under, or result in the creation of any material lien, security interest, charge or encumbrance under, any provision of
(i) the certificate of incorporation or by-laws of Du Pont or DEC or of any law, rule or regulation of any governmental body or any order, judgment or decree applicable to either of them or any of their respective assets, or (ii) any material loan or credit agreement, note, bond, lease, license, franchise, mortgage, indenture or other agreement, obligation or instrument to which Du Pont or DEC is a party or by which either of them may be bound or under which either of them enjoys any rights or privileges. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, is required by or with respect to Du Pont or DEC in connection with the execution and delivery of this Agreement by Du Pont or DEC or the consummation of the transactions contemplated hereunder, except for such approvals, filings and the like as are referred to in Article VI.

          4.4  Brokers. Du Pont is not liable for any fee, commission or other
               -------
compensation to any agent, broker, investment banker or other person acting on behalf or under the authority of Du Pont or any of its affiliates in connection with the making, execution, delivery or performance of this Agreement other than to BT Wolfensohn, a Division of BT Securities Corporation, for which Du Pont alone is liable.


                                   ARTICLE V

          CEI represents and warrants to Du Pont as follows:

          5.1  Organization and Corporate Power. CEI is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as currently conducted.

          5.2  Authority; Non-contravention. CEI has all requisite corporate
               ----------------------------
power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action. CEI has duly executed and delivered this Agreement and this Agreement is its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws generally applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity. The execution and delivery of this Agreement by CEI does not, and the performance of its obligations and the consummation of the transactions contemplated hereunder will not, violate, conflict with, or result (with or without the giving of notice or the lapse of time or both) in the breach or termination of, or default under, or result in the creation of any material lien, security interest, charge or encumbrance under, any provision of (i) the Certificate of Incorporation or By-Laws of CEI or of any law, rule or regulation of any governmental body or any order, judgment or decree applicable to it or to any of its assets, or (ii) any material loan or credit agreement, note, bond, lease, license, franchise, mortgage, indenture or other agreement, obligation or instrument to which it is a party or by which it may be bound or under which it enjoys any rights or privileges. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, is required by or with respect to CEI in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder, except for such approvals, filings and the like as are referred to in Article VIII.

          5.3  Securities Laws. CEI understands that the Class A Shares have not
               ---------------
been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and that CEI cannot dispose of any or all of the Class A Shares unless such Class A Shares are subsequently registered under said Act or applicable state securities laws, or unless an exemption from such registration requirements is available. CEI understands that each certificate representing any Class A Shares bears a legend reflecting the foregoing.

          5.4  Brokers. CEI is not liable for any fee, commission or other
               -------
compensation to any agent, broker, investment banker or other person acting on behalf or under its authority or any of its affiliates in connection with the making, execution, delivery or performance of this Agreement other than to Brown Brothers Harriman & Co., for which Rheinbraun alone is liable.


                                  ARTICLE VI

                              GOVERNMENT FILINGS

          The parties agree to prepare and file as soon as practicable all such applications or notifications to governmental authorities in the United States, Canada, and the European Community as may be required by law in order to permit the consummation of the transactions contemplated by this Agreement. Such applications and notifications shall include (i) application of the parties to the Commission of the European Communities, (ii) if required, joint notice to the Committee on Foreign Investment in the United States ("CFIUS") pursuant to
(S)721 of the Defense Production Act of 1950 (the "Exon-Florio Amendment"), and
(iii) if required, notice by CEI to Investment Canada under the Investment Canada Act of the acquisition by Rheinbraun, which owns 50% of the outstanding shares of CEI, of an additional indirect interest in CEI and Canadian subsidiaries of CEI. Du Pont, Rheinbraun and CEI agree to cooperate in preparing and filing such applications and notifications.


                                  ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF CEI

          The obligations of CEI under Article II of this Agreement are subject to the fulfillment at or before the Closing (or at or before such other date as may be specified in this Article) of each of the following conditions unless such condition is waived in writing:

          7.1  Obligations Performed. Du Pont and DEC shall have timely
               ---------------------
performed all of their respective obligations under this Agreement required to be performed at or before the Closing, and there shall have been delivered to CEI a certificate of an executive officer of Du Pont and DEC, respectively, dated the Closing Date to such effect.

          7.2  Representations True. The representations and warranties of Du
               --------------------
Pont and DEC contained in Article IV of this Agreement shall be true, as of the Closing Date, with the same force and effect as though such representations and warranties had been made as of the Closing Date (except to the extent that such representations and warranties shall not be true because of transactions provided for in this Agreement), and there shall have been delivered to CEI a certificate of an executive officer of Du Pont and DEC, respectively, dated the Closing Date to such effect.

          7.3  Opinions of Counsel. There shall have been delivered to CEI the
               -------------------
opinion of the General Counsel of Du Pont and the ancillary opinions of special foreign counsel, which counsel shall be acceptable to CEI, each dated the Closing Date, with respect to such matters relating to this Agreement as CEI may reasonably request, in form substantially similar to opinions of counsel delivered pursuant to section 9.3 of the SEA Agreement.


          7.4  Authorization. The Board of Directors (or any authorized
               -------------
committee thereof) of Du Pont, and the Board of Directors and stockholders of DEC, shall have duly adopted resolutions in form and substance reasonably satisfactory to CEI authorizing each of them to consummate the Closing and the other transactions contemplated hereby in accordance with the terms and conditions hereof, and there shall have been delivered to CEI copies of all such resolutions, in each case certified by the Secretary or an Assistant Secretary of Du Pont or DEC, as the case may be.

          7.5  All Proceedings Satisfactory. Du Pont shall have furnished to CEI
               ----------------------------
at the Closing all such other certificates and other documents as CEI may reasonably request in order to evidence the performance by Du Pont of its obligations under this Agreement or as may be necessary to carry out the purposes of this Agreement.


          7.6  Injunctions. No injunction or restraining order against any
               -----------
transaction contemplated by this Agreement shall be in effect, and no judicial or administrative action or proceeding to enjoin any such transaction shall have been instituted or threatened which, in the opinion of counsel to CEI, could result in the issuance of such an injunction.


          7.7  No Governmental Prohibitions. There shall not be any statute,
               ----------------------------
rule, decree, order or injunction of the United States, the European Community or the Federal Republic of Germany (or any of their respective states or other jurisdictions, or the respective courts of such countries, states or other jurisdictions), interpreted, promulgated, enacted, entered into or enforced by the United States, the European Community or the Federal Republic of Germany (or any of their respective states or other jurisdictions) or by any governmental agency, authority or court thereof, that (i) restrains or prohibits the making or consummation of this Agreement or restrains or prohibits the performance of this Agreement and the transactions contemplated hereby, (ii) in connection with the transactions contemplated by this Agreement, prohibits or materially limits the ownership or operation by Rheinbraun or CEI of all or any material portion of the business or assets of CEI or any of its Subsidiaries or compels any of them to dispose of or hold separate all or any material portion of such business or assets, or imposes any material limitation on the ability of CEI or any of its Subsidiaries to conduct such business or own such assets, or (iii) imposes material limitations on the ability of CEI to pay for, to acquire or hold or to exercise ownership of Class A Shares.

          7.8  Governmental Approvals.
               ----------------------

               (a) Neither the Antitrust Division of the Department of Justice nor the Federal Trade Commission shall have filed suit, which suit remains pending, to prevent any transaction provided for in this Agreement.

               (b) CEI (i) shall have received an opinion of counsel satisfactory to it stating that the acquisition by Rheinbraun of an additional indirect interest in CEI and the Canadian Subsidiaries of CEI pursuant to this Agreement is not subject to notification or review under the Investment Canada Act or (ii) shall have filed notification under Section 12 of the Investment Canada Act and shall have received a receipt under Section 13(1) of such Act (A) certifying the date on which the complete notice or the information required to complete the notice required under such Act was received by Investment Canada and (B) advising CEI that (X) the investment is not reviewable under such Act or
(Y) unless Investment Canada sends CEI a notice for review within 21 days after such certified date, the investment is not reviewable, and, if such receipt contains the language set forth in this clause, 21 days shall have elapsed and no notice for review shall have been sent to CEI; provided, that if a notice for review is sent to CEI within such 21 day period,
--------
then CEI also shall have received notice under Section 21 or 23 of such Act that the Minister (as defined in said Act) is satisfied, or is deemed to be satisfied, that the acquisition by Rheinbraun of further indirect control of such Canadian Subsidiaries pursuant to this Agreement is likely to be of net benefit to Canada, or CEI shall have received from Investment Canada official advice in writing that such a notice will be sent by the Minister in due course on the basis of the undertakings theretofore made or proposed by CEI.

               (c) The CFIUS (as defined in Article VI) shall have determined not to investigate the transactions contemplated by this Agreement under the Exon-Florio Amendment.

               (d) CEI or Rheinbraun and Du Pont shall have received notice from the Commission of the European Communities stating that such Commission (i) does not object to, or does not propose to take any action in respect of, the transactions contemplated by this Agreement, or (ii) proposes to impose conditions or restrictions on such transactions that CEI, Rheinbraun, and Du Pont, each in its absolute discretion, find acceptable; provided, that, if any
                                                        --------
party finds such conditions or restrictions unacceptable it shall notify the other parties of the fact and, at the request of either such party hereto, the parties shall enter into negotiations with a view to amending this

Agreement in a mutually satisfactory manner (in the absolute discretion of each of them) that complies with such conditions or restrictions; provided, further,
                                                             --------
that CEI undertakes to Rheinbraun that, if Rheinbraun finds such conditions or restrictions unacceptable, CEI shall comply with instructions of Rheinbraun in respect thereof.

               (e) There shall have been obtained all approvals or authorizations by any government agency in the United States or elsewhere (other than the authorizations contemplated by this section 7.8(b)-(d), inclusive) which are required to be obtained before the Closing in order to permit CEI to acquire all of the Class A Shares.

          7.9  Casualty and Changes. Since the date of this Agreement, there
               --------------------
shall not have occurred any event or condition (whether or not covered by insurance) which has had, or which is likely to have, either individually or in the aggregate with other such events or conditions, a materially adverse effect on the assets, business, or financial condition of the Coal Group taken as a whole, including (without limitation) any fire, accident or other casualty, labor disturbance or act of God or the public enemy affecting in a material way the Coal Group and the properties used therein taken as a whole.

                                 ARTICLE VIII

                     CONDITIONS TO OBLIGATIONS OF DU PONT

           The obligations of Du Pont under Article II of this Agreement are subject to the fulfillment at or before the Closing (or at or before such other date as may be specified in this Article) of each of the following conditions unless such condition is waived in writing:

          8.1  Obligations Performed. CEI shall have timely performed all of its
               ---------------------
obligations under this Agreement required to be performed at or before the Closing, and there shall have been delivered to Du Pont a certificate of an executive officer of CEI, dated the Closing Date, to such effect.

          8.2  Representations True. The representations and warranties of CEI
               --------------------
contained in Article V of this Agreement shall be true, as of the Closing Date, with the same force and effect as though such representations and warranties had been made as of the Closing Date (except to the extent that such representations and warranties shall not be true because of transactions provided for in this Agreement), and there shall have been delivered to Du Pont a certificate of an executive officer of CEI, dated the Closing Date, to such effect.

          8.3  Opinions of Counsel. There shall have been delivered to Du Pont
               -------------------
the opinion of Messrs. Becker, Glynn, Melamed & Muffly LLP and the ancillary opinions of special foreign counsel, which foreign counsel shall be acceptable to Du Pont, each dated the Closing Date, with respect to such matters relating to this Agreement as Du Pont may reasonably request, in form substantially similar to opinions of counsel delivered pursuant to section 10.3 of the SEA Agreement.

          8.4  Authorization. The Board of Directors of CEI shall have duly
               -------------
adopted resolutions in form and substance reasonably satisfactory to Du Pont authorizing CEI to consummate the Closing and the other transactions contemplated hereby in accordance with the terms hereof, and there shall have been delivered to Du Pont copies of all such resolutions, certified by the general counsel of CEI.


          8.5  All Proceedings Satisfactory. CEI shall have furnished to Du Pont
               ----------------------------
at the Closing all such other certificates and other documents as Du Pont may reasonably request in order to evidence the performance by CEI of its obligations under this Agreement or as may be necessary to carry out the purposes of this Agreement.

          8.6  Injunctions. No injunction or restraining order against any
               -----------
transaction contemplated by this Agreement shall be in effect and no judicial or administrative action or proceeding to enjoin any such transaction shall have been instituted or threatened which, in the opinion of counsel to Du Pont, could result in the issuance of such an injunction.



          8.7 No Governmental Prohibitions. There shall not be any statute, rule, decree, order or injunction of the United States, the European Community or the Federal Republic of Germany (or any of their respective states or other jurisdictions or the respective courts of such countries, states or other jurisdictions), interpreted, promulgated, enacted, entered into or enforced by the United States, the European Community or the Federal Republic of Germany (or any of their respective states or other jurisdictions) or any governmental agency or authority or court thereof, that restrains or prohibits the performance of this Agreement and the transactions contemplated hereby.

          8.8  Governmental Approvals.
               ----------------------

               (a) Neither the Antitrust Division of the Department of Justice nor the Federal Trade Commission shall have filed suit, which suit remains pending, to prevent any transaction provided for in this Agreement.

               (b) Du Pont and CEI or Rheinbraun shall have received notice from the Commission of the European Communities stating that such Commission (i) does not object to, or does not propose to take any action in respect of, the transactions contemplated by this Agreement, or (ii) proposes to impose conditions or restrictions on such transactions that Du Pont, CEI, and Rheinbraun, each in its absolute discretion, find acceptable; provided, that, if
                                                              --------
any party finds such conditions or restrictions unacceptable it shall notify the other parties of the fact and, at the request of either such party hereto, the parties shall enter into negotiations with a view to amending this Agreement in a mutually satisfactory manner (in the absolute discretion of each of them) that complies with such conditions or restrictions; provided, further, that CEI
                                               --------
undertakes to Rheinbraun that, if

Rheinbraun finds such conditions or restrictions unacceptable, CEI shall comply with instructions of Rheinbraun in respect thereof.

          (c) There shall have been obtained all approvals or authorizations by any government agency in the United States or elsewhere (other than the authorizations contemplated by Sections 8.8 (b)) which are required to be obtained before the Closing in order to permit DEC to sell the Class A Shares pursuant to Article II.

          8.9  Rheinbraun Counter-Guaranty. Rheinbraun shall have executed and
               ---------------------------
delivered to Du Pont a counter-guaranty in favor of Du Pont in the form of Exhibit A in respect of any liability Du Pont may incur as a result of guarantees and indemnities heretofore given by Du Pont and its Affiliates not within the Coal Group of those obligations of members of the Coal Group set forth in a list that CEI shall promptly furnish to Du Pont and Rheinbraun after the date hereof. Such list shall set forth all guarantees and indemnities theretofore given by Du Pont and its Affiliates not within the Coal Group of relevant obligations of the members of the Coal Group, and shall be prepared in the same manner and in accordance with the same principles used in preparing
Schedule 10.12 of the SEA Agreement. Such list, when confirmed by Du Pont and Rheinbraun, which confirmation shall not be unreasonably withheld by either party, shall then be deemed Exhibit B to this Agreement.

                                  ARTICLE IX

                                INDEMNIFICATION

          9.1  Indemnification by Du Pont. Subject to Section 9.2, if the
               --------------------------
Closing shall take place, Du Pont will defend, indemnify and hold harmless each of Rheinbraun and CEI, severally, against and in respect of:

          (a) General: Any Rheinbraun Liability, any Loss incurred by CEI as an
              -------
entity separate and apart from the Coal Group and 47% of any and all Loss which any member of the Coal Group incurs resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement of Du Pont, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to CEI in connection with the transactions contemplated hereby;

          (b) Environmental Matters: Any Rheinbraun Liability and forty-seven
              ---------------------
(47%) of any and all Loss which any member of the Coal Group incurs, arising or resulting from or relating to (i) the failure of any member of the Coal Group
(A) to have received as of the Closing Date all permits and authorizations of any kind, and to have filed all notifications of any kind on or prior to the Closing Date, required for the generation, handling, storage, transportation, disposal or remediation of Hazardous Items, or (B) to have complied at any time prior to the Closing Date with all laws and regulations governing the generation, handling, storage, transportation, disposal or remediation of Hazardous Items; and

(ii) the presence, at any time prior to the Closing Date, of Hazardous Items on, at or under any property of any member of the Coal Group or any other property, or the migration, at any time prior to the Closing Date, of any Hazardous Items from any properties of any member of the Coal Group to any other property, or the release, discharge, transportation, or disposal, at any time prior to the Closing Date, of any Hazardous Items by or on behalf of any member of the Coal Group (the foregoing being hereinafter referred to as "Environmental Matters"), excluding the first fifty million dollars ($50,000,000) in the aggregate of Loss (calculated on a pre-tax basis) incurred by any of Rheinbraun and any member of the Coal Group arising or resulting from or relating to any Environmental Matters;

          (c)  Pre-Closing Coal Group Litigation: Any Rheinbraun Liability and
               ---------------------------------
forty-seven percent (47%) of any and all Loss which any member of the Coal Group incurs, arising from or relating to Pre-Closing Coal Group Litigation, excluding the first forty million dollars ($40,000,000) in the aggregate of Loss (calculated on a pre-tax basis) incurred by any of Rheinbraun and any member of the Coal Group arising from or relating to Pre-Closing Coal Group Litigation;

          (d)  Taxes. Any Rheinbraun Liability and forty-seven percent (47%) of
               -----
any and all Loss which any member of the Coal Group incurs that may result if the liabilities accrued for any Taxes in the accounts of the Coal Group, as at the date of the Option Agreement or as at the Closing Date, shall be inadequate to cover all material liability of the Coal Group for Taxes (excluding, for purposes of determining such adequacy, interest and penalties) for any taxable year or tax period ending, respectively, on or before the date of the Option Agreement or the Closing Date. As used herein, the term "Taxes" means all federal, state, local, and foreign income, profits, franchise, sales, use, occupation, property, severance, production, excise payroll, and other taxes (including interest and penalties thereon).

          (e)  Conoco Minerals: Any Rheinbraun Liability and forty-seven percent
               ---------------
(47%) of any and all Loss which any member of the Coal Group incurs, arising from or relating to the properties of Conoco Inc. or its Minerals Divisions, including but not limited to those properties constituting or known as the Conquista Project;

          (f)  Limitation: Notwithstanding the foregoing, Du Pont shall not be
               ----------
required so to indemnify Rheinbraun or CEI in respect of any of the matters referred to in paragraphs (a), (b), (c), and (d) (except the matter described in section 4.4, above) until the aggregate amount of all such Rheinbraun Liability and Loss incurred by members of the Coal Group (calculated on a pre-tax basis) exceeds twenty million dollars ($20,000,000), in which case Du Pont shall so indemnify Rheinbraun or CEI, as the case may be, from and against all such Rheinbraun Liability and Loss, including the first twenty million dollars ($20,000,000) thereof (but such amount of Loss shall be calculated on an after-tax basis and subject to the provisions of Section 9.2.(b)), but in no event shall the obligations of Du Pont under this Article in the aggregate exceed Five Hundred Million United States Dollars ($500,000,000).

          9.2  Rules of Construction.
               ---------------------

               (a) If a claim for indemnification shall appear to fall under paragraph (a) of section 9.1 and any other paragraph thereof, the paragraph other than paragraph (a) of the greatest particularity in relation to such claim shall govern exclusively. If a claim for indemnification shall appear to fall under both paragraph (b) of Section 9.1 and paragraph (c) thereof, the former paragraph shall govern exclusively.

               (b) Any amount indemnifiable under Section 9.1 shall be reduced by the amount by which the income tax liability of the Coal Group or Rheinbraun, as the case may be, is reduced as a result of the relevant Loss; provided, that the prompt payment when due of the entire indemnifiable amount (as adjusted to reflect any good faith estimate of such reduction in income tax liability) shall not be affected or delayed unless such actual reduction in income tax liability shall have been finally determined prior to such due date. When such actual reduction in income tax liability shall be finally determined after payment of the entirety of such adjusted indemnifiable amount, there shall be an appropriate reconciling payment.

          9.3  Notice of Claim for Indemnification. Upon receipt by Rheinbraun
               -----------------------------------
or CEI of notice or the obtaining by Rheinbraun or

CEI of evidence of any claim upon which indemnification may be sought hereunder, it shall give written notice of the same to Du Pont. Such notice shall describe the nature of the claim and, wherever possible, contain an estimate of the amount of such claim. If any such claim relates to claims asserted by a third party against Rheinbraun or against any member of the Coal Group (the "defendant"), and if Du Pont desires to contest the same, Du Pont shall within ten days after the receipt of a notice pursuant to Section 9.4(a) so notify the defendant, failing which the defendant shall have the right to undertake the defense, compromise or settlement of the same (acting in good faith) on behalf of and for the account and risk of Du Pont. If Du Pont so notifies the defendant that Du Pont elects to contest the claim, then Du Pont shall be entitled to control the defense thereof by counsel of its own selection (the identity of which counsel shall be subject to the consent of the other party, which consent shall not be unreasonably withheld) and at its own expense. Du Pont and the defendant shall give each other all information and assistance which each may reasonably request in defending any matter hereunder.

          9.4  Indemnity Notice Periods.
               ------------------------

               (a) Save as otherwise provided in this section 9.4, any claim for indemnification under section 9.1(a) shall be sufficiently and timely asserted by Rheinbraun or CEI, as the case may be, if asserted by written notice pursuant to Section 9.3 to Du Pont not later than August 31, 2000.

               (b) Any claim for indemnification under section 9.1(b) shall be sufficiently and timely asserted by Rheinbraun or CEI, as the case may be, if asserted by written notice pursuant to section 9.3 at any time not later than the fourth anniversary of the Closing.

               (c) Any claim for indemnification under section 9.1(c) shall be sufficiently and timely asserted by Rheinbraun or CEI, as the case may be, if asserted by written notice pursuant to section 9.3 within ninety (90) days after all administrative and judicial proceedings in respect of all matters the subject of such section shall have been settled or shall have concluded by the entry of a final judgment, issuance of an arbitral award or otherwise.

               (d) Any claim for indemnification with respect to a liability for Taxes (as defined in section 9.1(d)) shall be sufficiently and timely asserted by Rheinbraun or CEI, as the case may be, if asserted by written notice pursuant to section 9.3 within ninety (90) days after all administrative and any judicial proceedings have concluded and there has been a final determination of the Taxes due which are the subject of such claim, and shall be barred unless so asserted.

               (e) Any claim for indemnification under section 9.1(e) may be asserted at any time.

               (f) Notwithstanding any other provision of this Article, any claim for indemnification by a party based upon a willful and fraudulent misrepresentation by the other party may be asserted by the party seeking indemnification by written notice pursuant to section 9.3 within one hundred and eighty (180) days after such party receives or obtains actual knowledge of such misrepresentation.

          9.5  Exclusive Remedies. Following the Closing, except in the case of
               ------------------
fraud, the indemnities set forth in this Article shall be the only remedies available to a party entitled to indemnification with respect to the matters giving rise to such indemnification.

          9.6  Coexistence of SEA Agreement.  Neither this Article nor any
               ---------------------------
indemnification made under this Article shall affect or lessen the obligations of any party as indemnitor under the SEA Agreement, and neither the SEA Agreement nor any indemnification made under the SEA Agreement shall affect or lessen the obligations of any party as indemnitor under this Article; provided,
                                                                      --------
that, for purposes of administering claims under the SEA Agreement and this
----
Agreement, the following rules shall apply:

          (a) a Loss any portion of which may be indemnifiable under both Agreements (a "Common Loss") shall first be charged only against any applicable exclusion in the SEA Agreement (set forth in Section 11.1 (d), (e) or (f) of the SEA Agreement, as the case may be) and thereafter shall be indemnified by Du Pont to the extent required by the SEA Agreement, subject to the $20,000,000 threshold set forth in the last paragraph of Section 11.1 of the SEA Agreement if not yet satisfied;

          (b) once any applicable exclusion or threshold under the SEA Agreement has been satisfied, any Common Loss incurred thereafter shall, to the extent not charged against any exclusion or threshold or indemnified by Du Pont under the SEA Agreement, be treated as a Loss indemnifiable under this Agreement, subject to any applicable exclusions or threshold under this Agreement; and

          (c) a Loss indemnifiable under only one of the SEA Agreement and this Agreement shall be indemnified only under, and to the extent required by, the applicable Agreement, subject to the exclusions and threshold of such Agreement; it is understood that no Loss which might have been indemnifiable under the SEA Agreement but is not because of a failure to give timely notice thereof in accordance with the provisions of the SEA Agreement shall be treated as a Common Loss.

          9.7  Knowledge of Claims.  Each representation and warranty made by a
               -------------------
party to this Agreement is made with the intention that the recipient thereof may rely upon the accuracy thereof, and the effect of each such representation and warranty shall not be lessened by any investigation independently conducted by such recipient.

          9.8  Notice to Du Pont of Common Loss Settlements.  Prior to settling
               --------------------------------------------
any proceeding or claim (including without limitation any tax dispute, arbitration or claim) for an amount in excess of $1,000,000 (in respect of any tax claim) or in excess of $5,000,000 (in respect of any other claim) that is subject to the indemnification provisions hereof (without regard to the exclusion and threshold amounts specified herein) and that would give rise to a Common Loss, CEI shall give Du Pont as much notice of such settlement as is reasonably practicable in the circumstances and opportunity to comment thereon.

                                   ARTICLE X

                                  TERMINATION

          If the Closing shall not have taken place on or before the 120th day following the effective date of this Agreement, then this Agreement may be terminated at any time thereafter by any party upon written notice delivered to all other parties hereto; provided, that, this Article does not confer on any
                          --------
party the right to terminate this Agreement if all conditions to the performance by such party of its obligations under this Agreement have been fulfilled or waived on or before such 120th day, and a party may not terminate this Agreement on the ground of non-fulfillment of a condition if such non-fulfillment was itself caused by such party. Termination of this Agreement shall not affect rights or obligations of any party accruing before the effective date of termination.

                                  ARTICLE XI

                                   EXPENSES

          Each of the parties to this Agreement shall bear all costs and expenses incurred by it in connection with this

Agreement and the transactions contemplated hereby, including fees and expenses of counsel.


                                  ARTICLE XII

                                  ASSIGNMENT

          12.1 Du Pont and DEC may assign rights under this Agreement only with the prior written consent of CEI. Any purported assignment without such consent shall be void. CEI may freely assign this Agreement, in whole or in part.

          12.2 The terms and conditions of this Agreement shall be binding on the parties and their respective successors and permitted assigns.


                                 ARTICLE XIII

                   SURVIVAL OF CONDITIONS, WARRANTIES, ETC.

          All the terms, conditions, warranties, representations, and guarantees set forth in this Agreement shall survive the Closing of the transactions provided for in this Agreement.


                                 ARTICLE XIV

                                    NOTICES

          All notices, consents, requests, instructions, approvals, and other communications provided for herein (other than legal process) shall be validly given if in writing and delivered personally or by confirmed telefax or express mail (requiring a return receipt) to the address set forth below or to such other address as any party may from time to time designate in a written notice given in like manner. Notices and such other communications shall be deemed delivered upon actual receipt:

               (i)   if to Du Pont or DEC, to each at:

                         E.I. Du Pont de Nemours and Company
                         1007 Market Street
                         Wilmington, Delaware 19898
                         U.S.A.
                         Attention: Vice President - Treasury
                         Telefax: (302) 774-1829


               (ii)  if to Rheinbraun, at:

                         Rheinbraun AG
                         Stuttgenweg 2
                         D-50935 Koln
                         Federal Republic of Germany
                         Attention: Vorstand
                         Telefax: 011-49-221-480-1354


               (iii) if to CEI, at:

                         Consol Energy Inc.
                         3513 Concord Pike
                         P.O. Box 7108
                         Wilmington, Delaware 19803
                         Attention: President
                         Telefax: 412-831-4635

                     with a copy, in respect of notices to
                     Rheinbraun or CEI, to:

                         Becker, Glynn, Melamed & Muffly LLP
                         299 Park Avenue
                         New York, New York 10171
                         U.S.A.
                         Telefax: (212) 888-0255
                         Attention:  Robert C. Muffly

                                  ARTICLE XV

                                 MISCELLANEOUS

          15.1  Entire Agreement.
                ----------------

                (a) This Agreement constitutes the entire agreement between the parties on the subject matter hereof, and supersedes any and all prior agreements and undertakings between the parties hereto with respect to the subject matter hereof.

                (b) Nothing in this Agreement shall affect or lessen the rights and obligations of the parties (including indemnification obligations) under the SEA Agreement.

          15.2  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed to constitute an original of the same Agreement, and all counterparts together shall constitute one single agreement, which shall be effective upon the execution hereof by all the parties hereto. A complete set of counterparts shall be made available to each party hereto.

          15.3  Partial Invalidity.  In the event that one or more of the
                ------------------
provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

          15.4  Interpretation.  The Table of Contents and the headings of the
                --------------
Articles and Sections of this Agreement are included for convenience of reference only and shall not affect the interpretation of any provision of this Agreement. The assumption of responsibility for the drafting of this Agreement or any portion hereof by a party hereto shall not result in any inference or presumption that this Agreement shall be construed against such party.

          15.5  Amendments, Waivers and Consents.  For the purposes of this
                --------------------------------
Agreement, except as otherwise specifically set forth herein, no course of dealing between any of the parties and no delay on the part of any party hereto in exercising any rights hereunder shall operate as a waiver of the rights hereof. No covenant or other provision hereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision; provided, that, except as otherwise stated herein, changes in or
           --------
additions to, and any consents required by, this Agreement may be made, and compliance with any term, covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), by a consent or consents in writing by the party charged with the omission or waiver thereof.

          15.6  Publicity.  Subject to applicable securities laws and
                ---------
regulations (including regulations of a securities exchange) of the United States, any state thereof or the Federal Republic of Germany, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party hereto without the prior written consent of the other parties. If such release or announcement shall be required by any such laws or regulations, the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of its issuance.

          15.7  Further Assurances. Each party will execute and deliver such
                ------------------
further instruments, shall obtain all necessary consents, and shall take such further actions as may be reasonably requested by the other parties to confirm and carry out the transactions contemplated by this Agreement.


                                  ARTICLE XVI

                          GOVERNING LAW; ARBITRATION


          16.1  Governing Law. The validity, performance, interpretation and
                -------------
other incidents of this Agreement shall be governed by the internal law of the State of New York.


          16.2  Arbitration
                -----------

                (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or invalidity thereof, shall be finally settled by arbitration in London, England, in accordance with the Rules of the London Court of International Arbitration ("LCIA") as in force on the date hereof by three arbitrators as hereinafter provided. The language of any arbitral proceeding shall be English. For the purposes of this section 16.2, Du Pont and DEC shall be deemed a single party, Rheinbraun and CEI shall be deemed a single party, and all procedural rights and obligations of such party shall be exercised and discharged, respectively, by Du Pont and Rheinbraun.

                (b) The arbitral tribunal shall be composed of three arbitrators appointed as follows:

                (i) Each party shall nominate an arbitrator, and the two arbitrators so nominated shall appoint a third arbitrator who shall act as president of the tribunal;

                (ii) if either party shall fail to nominate an arbitrator within thirty (30) days after receiving notice of the nomination of an arbitrator by the other party, such arbitrator shall, at the written request of such other party, be appointed by the LCIA;

                (iii) if the two arbitrators so nominated shall fail to agree upon a third arbitrator within thirty (30) days after the appointment of the second arbitrator, the third arbitrator shall, at the written request of either party, be appointed by the LCIA;

                (iv) should a vacancy arise because any arbitrator dies, resigns, refuses to act, or becomes incapable of performing his functions, the vacancy shall be filled by the method by which that arbitrator was originally appointed.

          (c) Any arbitration proceeding hereunder may include claims or counterclaims, if any, arising under and chargeable against a party to this Agreement who is also a party to the Shareholders Agreement, the Shareholders Amendatory Agreement, the SEA Agreement, or all said agreements. If more than one arbitration proceeding shall be pending hereunder concurrently, then, upon the written agreement of all parties engaged in such proceedings, the several proceedings may be consolidated by the LCIA into one proceeding upon the terms of such agreement and the Rules of the LCIA.

          (d) The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that the arbitral tribunal shall consequently have power to grant injunctions (preliminary and permanent) and specific performance in addition to other relief. The arbitral tribunal shall also grant to any party, upon its request, broad discovery of relevant, unprivileged documents controlled by the other party. Nothing herein shall limit the right of any party, before and during any such arbitration proceeding, to have recourse to such provisional judicial remedies, including preliminary injunction and attachment, as would be available in the absence of this Section; provided, that any legal action seeking such provisional judicial remedies shall be brought in state or federal courts in Wilmington, Delaware, if brought against a domiciliary of the United States, or in the courts of Cologne, Germany, if brought against a domiciliary of Germany, or in the courts of England (irrespective of the domiciles of the parties). Judgment upon any arbitral award may be entered in any court having jurisdiction. The parties agree to exclude the right of appeal to any court in England from any award of the arbitral tribunal, and to exclude the right to apply to any court in England for the determination of any question of law arising in the arbitration.

          (e) During the pendency of an arbitration proceeding hereunder, any party to the proceeding may continue to perform its obligations hereunder without prejudice to its claims, defenses, counterclaims, or any resulting award, and such party shall continue to perform such obligations unless its claims, defenses, or counterclaims assert in such proceeding that, in consequence of a material breach of this Agreement by another party to such proceeding or the failure of a condition of such obligations, it is excused from continued performance of this Agreement.

          (f) Each party agrees that any request for arbitration, answer thereto or other paper for such arbitration, or complaint, answer thereto or other paper for such judicial proceeding, shall be sufficiently served on a party if delivered personally or by express mail (return receipt requested) to the address specified for such party in this Agreement, such delivery to be effective only upon actual receipt.

     IN WITNESS WHEREOF, DU PONT, DEC, RHEINBRAUN AND CEI have caused this Agreement to be duly executed all as of the day and year first above written.

E.I. DU PONT DE NEMOURS AND COMPANY


By:  /s/ S. M. Stalnecker                         ATTEST:
   -----------------------------------
   Name: S. M. Stalnecker
   Title: Vice president and Treasurer

                                                   /s/ ^[SIGNATURE ILLEGIBLE]^
                                                  -----------------------------
                                                  Assistant Secretary

DU PONT ENERGY COMPANY


By:  /s/ S. M. Stalnecker                         ATTEST:
   -----------------------------------
   Name: S. M. Stalnecker
   Title: President

                                                    /s/ ^SIGNATURE ILLEGIBLE^
                                                  -----------------------------
                                                  Assistant Secretary

RHEINBRAUN AG


By:  /s/ Bernd J. Breloer                         By: /s/ Berthold Bonokamp
    -----------------------------------               --------------------------
    Name: Bernd J. Breloer                            Name: Berthold Bonokamp
    Title: Mitglied des Vorstandes                    Title: Mitglied des
                                                             Vorstandes

CONSOL ENERGY INC.


By:/s/ J. Brett Harvey                            ATTEST:
   ------------------------------------
   Name:  J. Brett Harvey
   Title: President
                                                   /s/ D. L. Fassio
                                                  ------------------------------
                                                  Secretary

                                           Exhibit A to Share Purchase Agreement


                           Form of Counter-Guaranty
                           ------------------------

     COUNTER-GUARANTY made as of __________________ by RHEINBRAUN AG, a corporation duly organized and existing under the laws of Germany (hereinafter the "Guarantor").

                                  WITNESSETH:

     WHEREAS, Consol Energy Inc. and E.I. du Pont de Nemours and Company ("Du Pont") and an Affiliate, have entered into a Share Purchase Agreement dated ________________ (the "Agreement"); and

     WHEREAS, Section 8.9 of the Agreement contemplates that the Guarantor shall execute and deliver in favor of Du Pont a counter-guaranty in respect of any liability Du Pont may incur as a result of guaranties or indemnities heretofore given by Du Pont or certain of its Affiliates not within the Coal Group (as defined in the Agreement) of certain obligations of members of the Coal Group, as set forth in Exhibit B of the Agreement;

     NOW, THEREFORE, the Guarantor, for and in consideration of Du Pont's entering into the Agreement and for U.S. $1.00 and other good and valuable consideration, agrees as follows:

     1. As used in this Counter-Guaranty, (i) the term "Reimbursable Payment" shall mean a payment made by Du Pont (or such Affiliate) to the beneficiary of a guaranty or indemnity set forth in Exhibit B of the Agreement ("Beneficiary"), up to the maximum amount of such guaranty or indemnity shown on said Exhibit, that is made in discharge of (a) a final judgment or order of a court of competent jurisdiction in favor of such Beneficiary respecting the claims of such Beneficiary under such guaranty or indemnity, or (b) a written agreement between Du Pont (or such Affiliate) and such Beneficiary settling with finality, and releasing Du Pont (or such Affiliate) from further obligations respecting such claims of such Beneficiary under such guaranty or indemnity to which agreement Rheinbraun shall have consented in writing prior to the execution thereof (which consent shall not be unreasonably withheld), and (ii) the term "Expenditures" shall mean all reasonable expenses of Du Pont (or such Affiliate) paid to any third party that are incidental to a claim referred to in (i) above, provided however that Du Pont (or such Affiliate) shall have consulted with Rheinbraun prior to incurring such expenses. Any other term not defined herein shall have the same meaning given it in the Agreement.

     2. Within 30 days after Du Pont (or such Affiliate) shall have received written notice of a claim, or threatened claim, by a Beneficiary, Du Pont (or such Affiliate) shall give written notice thereof to Rheinbraun together with a photocopy of such notice. Within 30 days after Du Pont (or such Affiliate) shall have made a Reimbursable Payment to such Beneficiary and/or shall have incurred Expenditures, it shall give written notice to Rheinbraun stating the amount paid or incurred and shall furnish to Rheinbraun documentary evidence of the making of such Reimbursable Payment and/or the incurring of such Expenditures, or if no such documentary evidence exists, a certificate signed by an officer of Du Pont (or of such Affiliate) attesting to the making of such Reimbursable Payment or the incurring of such Expenditures. In the case of a payment of the character described in subparagraph 1(i)(a), above, Du Pont (or such Affiliate) shall also furnish to Rheinbraun a photocopy of the relevant judgment or order, and, in the case of a payment of the character described in subparagraph 1(i)(b), above, Du Pont (or such Affiliate) shall also furnish to Rheinbraun a photocopy of the relevant written agreement as executed by Du Pont (or such Affiliate) and such Beneficiary.

     3. Within 30 days after the receipt by Rheinbraun of documents specified in and conforming to paragraph (2), above, Rheinbraun shall pay to Du Pont (or such Affiliate) the amount of the Reimbursable Payment and/or Expenditures made or incurred by Du Pont (or such Affiliate), and Du Pont (or such Affiliate) shall, within 10 days of receipt of such payment from Rheinbraun, assign to Rheinbraun, absolutely, by written instrument satisfactory to Rheinbraun, all rights, by way of subrogation or otherwise, that Du Pont (or such Affiliate) shall acquire against the principal debtor by reason of such Reimbursable Payment or Expenditures.

     4. No Beneficiary shall, by reason of this Counter-Guaranty, acquire rights against Rheinbraun as a third-party beneficiary hereof or otherwise.

     5. Subject to Section 7 hereof, Du Pont (for itself and all such Affiliates) and Rheinbraun each hereby agree that, in respect of any rights either of them may acquire by subrogation or otherwise, it shall not, without the consent of the other, proceed against any member of the Coal Group by reason of any Reimbursable Payment or Expenditures made or incurred by Du Pont (or such Affiliate) or by reason of any payment made by Rheinbraun to Du Pont (or such Affiliate) pursuant to paragraph 3 hereof.

     6. The following provisions of the Agreement are incorporated by reference as if fully set forth herein: Article XIV (Notices) and Sections 16.1 (Governing Law) and 16.2 (Arbitration).

     7. Rheinbraun understands and agrees that Du Pont (or such Affiliate) will continue to follow its standard practice of billing back to the Coal Group 100% of all Reimbursable Payments, Expenditures and insurance, surety or other premiums or expenses paid to maintain in effect the guaranties and indemnities set forth in Exhibit B of the Agreement. To the extent such billings are paid by the Coal Group, Du Pont (and each such Affiliate) shall not be entitled to make a claim for the amount of such billings against Rheinbraun hereunder, and if any such billings are paid by the Coal Group after payment of the same by Rheinbraun to Du Pont hereunder, Du Pont shall promptly refund to Rheinbraun the amount of such payment.

     8. This Counter-Guaranty is made and given in replacement of that certain Counter-Guaranty dated as of December 31, 1991 (the "Prior Counter-Guaranty") made by the Guarantor in favor of Du Pont. The parties agree that the prior Counter-Guaranty is hereby terminated and declared to be void as of the date thereof.

     IN WITNESS WHEREOF, the Guarantor has executed this Counter-Guaranty as of the day and year first above written.

                                        RHEINBRAUN AG


                                        By:_______________________________


                                        __________________________________


                                        E.I. DU PONT NEMOURS AND COMPANY


                                        By:_______________________________

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